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                                                                EXHIBIT 23(F)

                CONSENT AND REPORT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Joint Proxy Statement and Prospectus constituting part of this Registration Statement on Form S-4 of the Colonial BancGroup, Inc., of our report dated March 2, 1994 relating to the consolidated statements of income, of changes in shareholders' equity and of cash flows of the former Commercial Bancorp of Georgia, Inc. for the year ended December 31, 1993, which is referenced to in which joint Proxy Statement and Prospectus.

/s/ PRICE WATERHOUSE LLP

Atlanta, Georgia
May 23, 1996

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                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Commercial Bancorp of Georgia, Inc.

     In our opinion, the consolidated statement of condition and the related consolidated statements of income, of changes in shareholders' equity and of cash flows as of and for each of the two years in the period ended December 31, 1993 of the former Commercial Bancorp of Georgia, Inc. and its subsidiary (not presented separately herein) present fairly, in all material respects, the financial position, the results of their operations and their cash flows for each of the two years in the period ended December 31, 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

March 2, 1994
Atlanta, Georgia